UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 8, 2008
ORBITAL SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14279	06-1209561

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21839 Atlantic Boulevard, Dulles, Virginia 20166
(Address of principal executive offices)
Registrant’s telephone number, including area code: (703) 406-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     (c) The Board of Directors of Orbital Sciences Corporation (the “Company”) appointed Michael E. Larkin as Executive Vice President and General Manager of the Company’s Space Systems Group (“SSG”).
     Mr. Larkin, 52, has served as Acting General Manager of SSG since December 2007. From 2006 to November 2007, he was Senior Vice President and Deputy General Manager of SSG. From 1994 to 2006, he served in a variety of program and financial management positions with the Company.
     Mr. Larkin will enter into an Amended and Restated Executive Change in Control Severance Agreement and Officer Indemnification Agreement with the Company, forms of which were previously filed and are incorporated by reference as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.
     There is no arrangement or understanding pursuant to which Mr. Larkin was selected as Executive Vice President and General Manager of SSG, and there are no related party transactions between the Company and Mr. Larkin reportable under Item 404(a) of Regulation S-K.
     A copy of the press release announcing Mr. Larkin’s appointment is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits

10.1	Form of Amended and Restated Executive Change in Control Severance Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 4, 2007).

10.2	Form of Officer Indemnification Agreement (incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

99.1	Press Release dated February 7, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION

(Registrant)

Date: February 11, 2008	By:	/s/ James R. Thompson
James R. Thompson
Vice Chairman, President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amended and Restated Executive Change in Control Severance Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 4, 2007).

10.2	Form of Officer Indemnification Agreement (incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

99.1	Press Release dated February 7, 2008.